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                                                                      EXHIBIT 1.

RESOLUTION:  AUTHORIZATION AND ESTABLISHMENT OF SECURITY LIFE SEPARATE ACCOUNT
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BE IT RESOLVED, That the Executive Committee of the Board of Directors of
Security Life of Denver Insurance Company ("Company"), pursuant to the provisions of C.R.S. Section 10-7-402 of the Colorado Insurance Laws, hereby authorizes and directs the establishment of Security Life Separate Account A1 ("Separate Account A1") for the following use and purposes, and subject to such conditions as hereinafter set forth:

FURTHER RESOLVED, That Separate Account A1 is established for the purpose of providing a funding medium to support reserves under flexible premium deferred variable annuity contracts, or other annuity contracts as may be issued by the Company and as the President, any Senior Vice President, any Vice President, or the Treasurer (such persons hereinafter referred to as the "Officers") may designate for such purpose ("Contracts"), and shall constitute a separate account into which are allocated amounts paid to or held by the Company under such contracts.

FURTHER RESOLVED, That the income, gains and losses, realized or unrealized from assets allocated to Separate Account A1 shall, in accordance with the Contracts, be credited to or charged against such account without regard to other income, gains, or losses of the Company; and

FURTHER RESOLVED, That the fundamental investment policy of Separate Account A1 shall be to invest or reinvest the assets of the Separate Account A1 in securities issued by investment companies registered under the Investment Company Act of 1940, as amended, as the Officers may designate pursuant to the provisions of the Contracts; and

FURTHER RESOLVED, That Separate Account A1 shall be divided into Investment Subdivisions, each Investment Subdivision in Separate Account A1 shall invest in the shares of a designated mutual fund portfolio, and net premiums under the Contracts shall be allocated to the eligible Portfolios set forth in the Contracts in accordance with instructions received from owners of the Contracts; and

FURTHER RESOLVED, That the Executive Committee of the Board of Directors expressly reserves the right to add or remove any Investment Subdivision of Separate Account A1 as it may hereafter deem necessary or appropriate; and

FURTHER RESOLVED, That the President, any Senior Vice President, or the Treasurer, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to invest such amount or amounts of the Company's cash in Separate Account A1 or in any Investment Subdivision thereof as may be deemed necessary or appropriate to facilitate the commencement of Separate Account A1's operations and/or to meet any minimum capital requirements under the Investment Company Act of 1940; and


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FURTHER RESOLVED, That the Officers, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to transfer cash from time to time between the Company's general account and Separate Account A1 as deemed necessary or appropriate and consistent with the terms of the Contracts; and

FURTHER RESOLVED, That the Officers, and each of them, with full power to act without the others, with such assistance from the Company's independent certified public accountants, legal counsel and independent consultants or others as they may require, be, and they hereby are, severally authorized and directed to take all action necessary to: (a) Register Separate Account A1 as a unit investment trust under the Investment Company Act of 1940, as amended; (b) Register interests in the Contracts in such amounts, which may be an indefinite amount, as the Officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; (c) Take all other actions which are necessary in connection with the offering of said Contracts for sale and the operation of Separate Account A1 in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933, and other applicable federal laws, including the filing of any registration statements and amendments thereto, any undertakings, and any applications for exemptions, including any amendments thereto, from the Investment Company Act of 1940 or other applicable federal laws as the officers of the Company shall deem necessary or appropriate; and

FURTHER RESOLVED, That the Officers, and each of them, with full power to act without the other, hereby are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of Separate Account A1, and by the Company as sponsor and depositor a Form of Notification of Registration Statement under the Securities Act of 1933 registering the Contracts, and any and all amendments to the foregoing on behalf of Separate Account A1 and the Company and on behalf of and as attorneys-in-fact for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Company; and

FURTHER RESOLVED, That Stephan M. Largent, Vice President, Variable Life and Product Research and Development, is duly appointed as agent for service of process for the Company to receive communications and notices from the Securities and Exchange Commission; and

FURTHER RESOLVED, That the Officers, and each of them, with full power to act without the others, hereby is severally authorized on behalf of Separate Account A1 and on behalf of the Company to take any and all action that each of them may deem necessary or advisable in order to offer and sell the Contracts, including any registrations, filings and qualifications both of the Company, its officers, agents and employees, and of the policies, under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which the Officers or legal counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as the Officers or legal counsel deem it to be in the best interests of Separate Account A1 and the Company; and

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FURTHER RESOLVED, That the Officers, and each of them, with full power to act without the others, be and they hereby are, severally authorized in the names and on behalf of Separate Account A1 and the Company to execute and file irrevocable written consents on the part of Separate Account A1 and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein in connection with said registration or qualification of the Contracts and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of Separate Account A1 and of the Company for the purpose of receiving and accepting process; and

FURTHER RESOLVED, That the Officers, and each of them, with full power to act without the others, be, and hereby are, severally authorized to establish procedures under which the Company will institute procedures for providing a pass-through of voting rights for owners of the Contracts as required by applicable laws with respect to the shares of any investment companies which are held in Separate Account A1; and

FURTHER RESOLVED, That the Officers, and each of them, with full power to act without the others, are hereby severally authorized to execute such agreement or agreements as deemed necessary and appropriate (i) with SLD Equities, Inc. ("SLD Equities") or other qualified entity under which SLD Equities or such other entity will be appointed principal underwriter and distributor for the Contracts and (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of Separate Account A1 and the design, issuance, and administration of the Contracts; and

FURTHER RESOLVED, That the Officers, and each of them, with full power to act without the others, are hereby severally authorized to execute and deliver such agreements and other documents and do such acts and things as each of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof; and

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The undersigned hereby certifies that she is the Assistant Secretary of Security
Life of Denver Insurance Company, a corporation organized and existing under the laws of the State of Colorado; that the foregoing is a true and correct copy of a resolution duly adopted by the Executive Committee of the Board of Directors on November 3, 1993; that passage of this resolution is in all respects legal and that this resolution remains in full force and effect as of this 31st day of December 1997.



                                                        /s/ Eric Banta
                                                        Assistant Secretary

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                                 EXHIBIT A
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      Resolution of the Executive Committee of the Board of Directors of
                   SECURITY LIFE OF DENVER INSURANCE COMPANY
                  Authorizing the Filing of this Application

     BE IT RESOLVED, That the Executive Committee of the Board of Directors of Security Life of Denver Insurance Company ("Company"), pursuant to the provisions of C.R.S. Section 10-7-402 of the Colorado Insurance Laws, hereby authorizes and directs the establishment of Security Life Separate Account L1 ("Separate Account L1") for the following use and purposes, and subject to such conditions as hereinafter set forth:

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     FURTHER RESOLVED, That the Officers, and each of them, with full power to act without the others, with such assistance from the Company's independent certified public accountants, legal counsel and independent consultants or others as they may require, be, and they hereby are, severally authorized and directed to take all action necessary to: (a) Register Separate Account L1 as a unit investment trust under the Investment Company Act of 1940, as amended; (b) Register interests in the Contracts in such amounts, which may be an indefinite amount, as the Officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; (c) Take all other actions which are necessary in connection with the offering of said Contracts for sale and the operation of Separate Account L1 in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933, and other applicable federal laws, including the filing of any registration statements and amendments thereto, any undertakings, and any applications for exemptions, including any amendments thereto, from the Investment Company Act of 1940 or other applicable federal laws as the officers of the Company shall deem necessary or appropriate and . . . .

     The undersigned hereby certifies that the resolution set out above is a true and correct copy of an excerpt of resolutions duly adopted on November 3, 1993, by the Executive Committee of the Board of Directors of Security Life of Denver Insurance Company; that said resolutions have not been amended, annulled, rescinded, or revoked; and that the same is still in full force and effect.

     IN WITNESS WHEREOF, I have hereunto affixed my signature and the Seal of said Company this 31st day of December, 1997.

                         /s/ Eric Banta
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                         Eric Banta
                         Assistant Secretary

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